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                                                                    EXHIBIT 10.1

                         REPUBLIC AIRWAYS HOLDINGS INC.
                           2002 EQUITY INCENTIVE PLAN

1. PURPOSE. The purpose of the Republic Airways Holdings Inc. 2002 Equity Incentive Plan (the "Plan") is to establish a flexible vehicle through which Republic Airways Holdings Inc., a Delaware corporation (the "Company"), can offer equity-based compensation incentives to eligible personnel of the Company and its subsidiaries and affiliates in order to attract, retain and motivate such personnel and to further align the interests of such personnel with those of the stockholders of the Company.

2. TYPES OF AWARDS. Awards under the Plan may be in the form of (a) options to purchase shares of the Company's common stock, $.001 par value ("Common Stock"), including options intended to qualify as "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and options which do not qualify as ISOs ("NQSOs"), (b) restricted shares of Common Stock, (c) restricted stock units, and (d) other equity-based awards related to shares of Common Stock, including stock appreciation rights and dividend equivalents, which the Committee (as hereinafter defined) determines to be consistent with the purposes of the Plan. In addition, Non-Employee Directors (as hereinafter defined) shall receive automatic grants of NQSOs pursuant to Section 9 hereof.

3.        ADMINISTRATION.

     (a) COMMITTEE. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Board") or such other committee or subcommittee thereof appointed by the Board from time to time (the "Committee"), provided however that, (i) the Board may, in its sole discretion, make awards under the Plan, and (ii) to the extent permitted by applicable law, the Board may, in its sole discretion, delegate to an executive officer or officers of the Company the authority to grant a specified number of options under the Plan, on such terms and conditions as the Board shall establish from time to time, to employees of the Company or its subsidiaries or affiliates who are not officers or directors of the Company. If a Committee is appointed, then, unless the Board determines otherwise, its members shall consist solely of two
(2) or more individuals who qualify as "non-employee directors" under Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as "outside directors" under Section 162(m) of the Code. If for any reason the Committee does not satisfy the "non-employee director" requirements of Rule 16b-3 or the "outside director" requirements of
Section 162(m) of the Code, such non-compliance shall not affect the validity of the awards, interpretations or other actions of the Committee. To the extent that the Plan is administered by the Board, the Board shall have all the authority and responsibility granted to the Committee herein.

     (b) AUTHORITY OF COMMITTEE. Subject to the limitations of the Plan, the Committee, acting in its sole and absolute discretion, shall have full power and authority to (i) select the persons to whom awards shall be made under the Plan, (ii) make awards to such persons and prescribe the terms and conditions of such awards, (iii) construe, interpret and apply the provisions of the Plan and of any agreement or other document evidencing an award made under the Plan, (iv) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (v) correct any defect, supply any omission and

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reconcile any inconsistency in the Plan, (vi) amend any outstanding award in any respect, including, without limitation, to accelerate the time or times at which the award becomes vested, unrestricted or may be exercised, (vii) carry out any responsibility or duty specifically reserved to the Committee under the Plan, and (viii) make any and all determinations and interpretations and take such other actions as may be necessary or desirable in order to carry out the provisions, intent and purposes of the Plan. A majority of the members of the Committee shall constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. All decisions of the Committee pursuant to the provisions of the Plan, including questions of construction, interpretation and administration, shall be final, conclusive and binding on all persons.

     (c) INDEMNIFICATION. To the maximum extent permitted by law, the Company shall indemnify and hold harmless each member of the Committee and any employee or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan is delegated from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including legal and other expenses incident thereto) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person's fraud or willful misconduct.

4. SHARE LIMITATIONS. Subject to adjustment pursuant to Section 13 hereof, the aggregate number of shares of Common Stock that may be issued (or used for reference purposes) under the Plan is 2,180,000. For this purpose, the following shares shall be deemed not to have been issued and shall be deemed to remain available for issuance: (a) shares covered by the unexercised portion of an option or stock appreciation right that terminates, expires or is canceled,
(b) shares of restricted stock that are forfeited or repurchased in accordance with the terms of the award, (c) shares represented by restricted stock units or other-equity based awards that are forfeited, canceled or otherwise terminated, and (d) shares that are withheld in order to pay the purchase price for shares covered by any award or to satisfy the tax withholding obligations associated with any award under the Plan. Shares of Common Stock available for issuance under the Plan may be authorized and unissued, held by the Company in its treasury or otherwise acquired for purposes of the Plan. No fractional shares of Common Stock shall be issued under the Plan.

5. ELIGIBILITY. Awards under the Plan may be made to such officers, directors, employees (including prospective employees), consultants and other individuals who may perform services for the Company or its subsidiaries or affiliates, as the Committee may select. In making awards under the Plan, the Committee may give consideration to the functions and responsibilities of a potential recipient, the potential recipient's previous and/or expected future contributions to the business of the Company or its subsidiaries or affiliates and such other factors as the Committee deems relevant under the circumstances.

6. STOCK OPTIONS. Subject to the provisions of the Plan, the Committee may grant options to eligible personnel upon such terms and conditions as the Committee deems appropriate. The terms and conditions of any option shall be evidenced by a written option agreement or other instrument approved for this purpose by the Committee.

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     (a)       EXERCISE PRICE. The exercise price per share of Common Stock covered by an option granted under the Plan may not be less than the Fair Market Value per share on the date of grant (or, in the case of an ISO granted to an optionee who, at the time the option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a "subsidiary" or "parent" of the Company within the meaning of
Section 424 of the Code, 110% of such Fair Market Value).

     (b) TERM OF OPTIONS. No option granted under the Plan may be exercisable (if at all) more than ten (10) years after the date the option is granted (or, in the case of an ISO granted to a ten percent (10%) stockholder within the meaning of Section 424 of the Code, five (5) years).

     (c) VESTING OF OPTIONS. The Committee may establish such vesting and other conditions and restrictions on the exercise of an option and/or upon the issuance of Common Stock in connection with the exercise of an option as it deems appropriate.

     (d) METHOD OF EXERCISE. Subject to satisfaction of applicable withholding requirements, once vested and exercisable, an option may be exercised by transmitting to the Company (i) a notice specifying the number of shares to be purchased and (ii) payment of the aggregate exercise price of the shares so purchased in cash or its equivalent, and any taxes due thereon in accordance with Section 14 hereof. As determined by the Committee, in its sole discretion, payment of the exercise price of an option in whole or in part may also be made (1) if the Common Stock is publicly traded, by means of any cashless exercise procedure approved by the Committee, (2) in the form of unrestricted shares of Common Stock which, (x) in the case of shares acquired upon exercise of an option, have been owned by the optionee for more than six
(6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares of Common Stock as to which such option shall be exercised, (3) any other form of consideration approved by the Committee and permitted by applicable law or (4) any combination of the foregoing.

     (e) LOANS. The Company or its subsidiaries or affiliates may make loans available to optionees for the payment of the exercise price of outstanding options. Such loans shall (i) be evidenced by promissory notes entered into by the optionee in favor of the Company or its subsidiaries or affiliates, (ii) bear interest at a fair interest rate on the exercise date as determined by the Committee, (iii) be subject to such other terms and conditions, not inconsistent with the Plan, as the Committee shall determine, and (iv) be subject to the approval of the Committee. Unless the Committee determines otherwise, when a loan is made, shares of Common Stock having an aggregate Fair Market Value at least equal to the principal amount of the loan shall be pledged by the optionee to the Company as security for payment of the unpaid balance of the loan, and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Committee, in its sole discretion; provided that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

     (f) RIGHTS AS A STOCKHOLDER. No shares of Common Stock shall be issued in respect of the exercise of an option until full payment of the exercise price and the applicable tax withholding obligation with respect to such exercise has been made or provided for. The holder

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of an option shall have no rights as a stockholder with respect to any shares covered by an option until the date such shares are issued. Except as otherwise provided herein, no adjustments shall be made for dividend distributions or other rights for which the record date is prior to the date such shares are issued.

     (g) BUY OUT AND SETTLEMENT. The Committee, on behalf of the Company, may at any time offer to buy out any outstanding option on such terms and conditions as the Committee shall establish.

7. RESTRICTED STOCK AND RESTRICTED STOCK UNITS. Subject to the provisions of the Plan, the Committee may award restricted shares of Common Stock and/or restricted stock units tied to shares of Common Stock to eligible personnel upon such terms and subject to such conditions and restrictions as the Committee deems appropriate. The terms and conditions of any restricted stock or restricted stock unit award shall be evidenced by a written agreement or other instrument approved for this purpose by the Committee.

     (a) PURCHASE PRICE. The purchase price payable for shares of restricted stock and for shares issued pursuant to the settlement of a restricted stock unit may be as low as zero, provided, however, that to the extent required by applicable law, the purchase price per share shall be no less than the par value of a share of Common Stock. In the sole discretion of the Committee, loans may be made to a recipient in connection with the purchase of restricted stock under substantially the same terms and conditions as provided in Section 6(e) hereof with respect to the exercise of options.

     (b) RESTRICTIONS AND VESTING. The Committee may establish such conditions and restrictions on the vesting of restricted stock and restricted stock units and on the issuance of shares of restricted stock as it deems appropriate, including, without limitation, conditions and restrictions based upon continued service, the attainment of specified performance goals and/or other factors and criteria deemed relevant for this purpose.

     (c) RIGHTS AS A STOCKHOLDER. The holder of restricted stock units awarded under the Plan shall have only the rights of a general unsecured creditor of the Company and shall have no rights as a stockholder with respect to the shares of Common Stock referenced by such units until such shares are issued in the name of the holder following the satisfaction or expiration of the vesting and other conditions and restrictions applicable to such units. The recipient of restricted stock shall have the rights of a stockholder with respect to the restricted stock, subject to any restrictions and conditions as the Committee may impose.

     (d) STOCK CERTIFICATES FOR RESTRICTED STOCK. Unless the Committee elects otherwise, shares of restricted stock shall be evidenced by book entries on the Company's stock transfer records pending the expiration of restrictions thereon. If a stock certificate for shares of restricted stock is issued, it shall bear an appropriate legend to reflect the nature of the restrictions applicable to the shares represented by the certificate, and the Committee may require that any or all such stock certificates be held in custody by the Company until the applicable restrictions have lapsed. The Committee may establish such other conditions as it deems appropriate in connection with the issuance of certificates for shares of restricted stock,

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including, without limitation, a requirement that the grantee deliver a duly signed stock power, endorsed in blank, for the shares covered by the award.

     (e) LAPSE OF RESTRICTIONS. If and when the vesting conditions and other restrictions applicable to a restricted stock or restricted stock unit award are satisfied or expire, a certificate for the shares covered or referenced by the award, to the extent vested and free of restrictions, shall be delivered to the holder. All legends shall be removed from said certificates at the time of delivery except as otherwise required by applicable law.

8. OTHER EQUITY-BASED AWARDS. The Committee may grant other types of equity-based awards, including, without limitation, the grant or offer for sale of unrestricted shares of Common Stock and/or the grant of stock appreciation rights or dividend equivalents, in such amounts and subject to such terms and conditions as the Committee shall determine. Such awards may entail the transfer of actual shares of Common Stock to recipients, or payment in cash or otherwise of amounts based on the value of shares of Common Stock and may include, without limitation, awards designed to comply with or take advantage of the applicable local laws or jurisdictions other than the United States.

9.        NON-EMPLOYEE DIRECTOR STOCK OPTIONS.

     (a) AUTOMATIC GRANTS. Subject to adjustment pursuant to Section 13 hereof, without further action by the Board or the stockholders of the Company:

          (i) each director who is a Non-Employee Director on the day prior to the date of the initial public offering of the Common Stock (the "IPO Date") shall automatically be granted an option to purchase 10,000 shares of Common Stock (the "IPO Options");

          (ii) each director who first becomes a Non-Employee Director after the IPO Date shall automatically be granted an option to purchase 10,000 shares of Common Stock on the first trading day following the date he or she commences service as a Non-Employee Director (the "Initial Options"); and

          (iii) each Non-Employee Director shall automatically be granted an option to purchase 2,500 shares of Common Stock on the first trading day following each Annual Meeting of Stockholders after the IPO Date at which such director is re-elected to the Board, provided that such Non-Employee Director did not receive an IPO Option or an Initial Option during the one hundred eighty
(180) day period ending on the date of such Annual Meeting of Stockholders (the "Annual Options" and, collectively with the IPO Options and Initial Options, the "Director Options").

For purposes hereof, "Non-Employee Director" shall mean any member of the Board who is not employed by the Company of any of its subsidiaries and shall include, without limitation, any director who serves as an officer of the Company but who is not remunerated by the Company for such service.

     (b) EXERCISE PRICE. The exercise price per share covered by a Director Option shall be equal to the Fair Market Value of the Common Stock on the date of grant, which for

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purposes of the IPO Options shall be equal to the initial public offering price of the Common Stock.

     (c) TERM OF DIRECTOR OPTIONS. Except as otherwise provided herein, if not previously exercised, each Director Option shall expire on the tenth anniversary of the date of grant.

     (d) VESTING OF DIRECTOR OPTIONS. Each IPO Option and Initial Option shall, subject to the optionee remaining in continuous service as a director of the Company through each applicable vesting date, become vested and exercisable with respect to 1/24 of the shares of Common Stock covered thereby on the first day of each month for the first (12) twelve months commencing after the date of the grant, and with respect to 1/48 of the shares of Common Stock covered thereby on the first day of each month for the next twenty-four (24) months commencing thereafter. Each Annual Option shall, subject to the optionee remaining in continuous service as a director of the Company through each applicable vesting date, become vested and exercisable with respect to 1/12 of the shares of Common Stock covered thereby on the first day of each month for the first twelve (12) months commencing after the date of the grant. Notwithstanding anything in this Section 9(d) to the contrary, each Director Option shall become fully vested and exercisable upon the occurrence of a Change in Control (as hereinafter defined) of the Company. For this purpose, a "Change in Control" of the Company shall be deemed to have occurred upon any of the following:

          (i) there occurs (x) any consolidation or merger in which the Company is not the continuing or surviving entity or pursuant to which shares of the Common Stock would be converted into cash, securities or other property, other than (1) a consolidation or merger of the Company in which the holders of the Common Stock immediately prior to the consolidation or merger have the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger, or (2) a consolidation or merger which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (by being converted into voting securities of the continuing or surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the surviving or continuing entity immediately after such consolidation or merger and which would result in the members of the Board immediately prior to such consolidation or merger (including, for this purpose, any individuals whose election or nomination for election was approved by a vote of at least two-thirds of such members), constituting a majority of the board of directors (or equivalent governing body) of the surviving or continuing entity immediately after such consolidation or merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the Company's assets;

          (ii) the Company's stockholders approve any plan or proposal for the liquidation or dissolution of the Company;

          (iii) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of forty percent (40%) or more of the Common Stock other than pursuant to a plan or arrangement entered into by such person and the Company; or

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          (iv)      during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority of the Board unless the election or nomination for election by the Company's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

     (e) METHOD OF EXERCISE. Once vested and exercisable, a Director Option may be exercised by transmitting to the Company (i) a notice specifying the number of shares to be purchased and (ii) payment of the aggregate exercise price of the shares so purchased in cash or its equivalent. Payment, in whole or in part, of the exercise price of a Director Option may also be made (1) if the Common Stock is publicly traded, by means of a cashless exercise procedure approved by the Committee, (2) in the form of unrestricted shares of Common Stock which, (x) in the case shares acquired upon exercise of an option, have been owned by the optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares of Common Stock as to which such option shall be exercised, or (3) any combination of the foregoing.

     (f)       EFFECT OF TERMINATION OF SERVICE AS A DIRECTOR.

          (i) TERMINATION BY REASON OF DEATH OR DISABILITY. If an optionee's service as a director of the Company terminates by reason of his or her death or Disability (as defined in Section 10 below), then: (1) any portion of a Director Option that is exercisable on the date of termination shall remain exercisable by the optionee (or, in the event of death, the optionee's beneficiary) during the one year period following the date of termination but in no event after expiration of the stated term thereof and, to the extent not exercised during such period, shall thereupon terminate, provided that, in the event of a termination due to Disability, if the optionee dies during such one-year period, then the deceased optionee's beneficiary may exercise the Director Option, to the extent exercisable by the deceased optionee immediately prior to his or her death, for a period of one year following the date of death but in no event after expiration of the stated term thereof, and (2) any portion of a Director Option that is not exercisable on the date of termination shall thereupon terminate.

          (ii) OTHER TERMINATION. If an optionee's service as a director of the Company terminates for any other reason (other than those described in Section 9(f)(i) above), then: (1) any portion of a Director Option that is exercisable on the date of termination shall remain exercisable by the optionee during the one hundred eighty (180) day period following the date of termination but in no event after expiration of the stated term thereof and, to the extent not exercised during such period, shall thereupon terminate, and (2) any portion of a Director Option that is not exercisable on the date of termination shall thereupon terminate.

10. TERMINATION OF EMPLOYMENT OR OTHER SERVICE. Unless otherwise determined by the Committee at grant or, if no rights of the recipient are thereby reduced, thereafter, and subject to earlier termination in accordance with the provisions hereof, the following rules apply with regard to awards (other that Director Options) held by a recipient at the time of his or her termination of employment or other service with the Company and its subsidiaries and affiliates (collectively, the "Company Group"):

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     (a)       STOCK OPTIONS AND STOCK APPRECIATION RIGHTS.

          (i) TERMINATION BY REASON OF DEATH, DISABILITY OR RETIREMENT. If a recipient's employment or other service with the Company Group is terminated due to his or her death, Disability (as hereinafter defined) or Retirement (as hereinafter defined), then (1) any portion of an option or stock appreciation right that is exercisable on the date of termination shall remain exercisable by the recipient (or, in the event of death, the recipient's beneficiary) during the one year period following the date of termination but in no event after expiration of the stated term thereof and, to the extent not exercised during such period, shall thereupon terminate, provided that, in the event of a termination due to Disability, if the recipient dies during such one-year period, then the deceased recipient's beneficiary may exercise the option or stock appreciation right, to the extent exercisable by the deceased recipient immediately prior to his or her death, for a period of one year following the date of death but in no event after expiration of the stated term thereof, and
(2) any portion of an option or stock appreciation right that is not exercisable on the date of termination shall thereupon terminate. "Disability" means, unless otherwise determined by the Committee, a recipient's absence from employment or other service for at least one hundred eighty (180) days in any twelve (12) month period as a result of his or her incapacity due to physical or mental illness, as determined by the Committee. "Retirement" means a recipient's voluntary termination of employment or other service when no ground for termination for Cause exists and (A) the recipient has attained age sixty (60),
(B) the recipient as attained age fifty-five (55) and completed at least ten
(10) years of employment or other service with the Company Group, or (C) the recipient has attained age fifty (50) and the Committee specifically determines that the termination of the recipient's employment or other service constitutes a "Retirement" for purposes hereof.

          (ii) TERMINATION FOR CAUSE. If a recipient's employment or other service is terminated by the Company Group for Cause (as hereinafter defined), then, notwithstanding anything to the contrary contained herein, any option or stock appreciation right held by the recipient (whether or not otherwise exercisable) shall immediately terminate and cease to be exercisable. A termination for "Cause" means (1) in the case where there is no employment or consulting agreement between the recipient and the Company Group or where such an agreement exists but does not define "cause" (or words of like import), a termination classified by the Company Group, in its sole discretion, as a termination due to the recipient's dishonesty, fraud, insubordination, willful misconduct, refusal to perform services or materially unsatisfactory performance of his or her duties, or (2) in the case where there is an employment or consulting agreement between the recipient and the Company Group that does define "cause" (or words of like import), a termination that is or would be deemed for "cause" (or words of like import), as classified by the Company Group in its sole discretion, under such agreement.

          (iii) OTHER TERMINATION. If a recipient's employment or other service with the Company Group terminates for any other reason (other than those described in Section 10(a)(i) or 10(a)(ii) above) or no reason, then: (1) any portion of an option or stock appreciation right that is exercisable on the date of termination shall remain exercisable by the recipient during the thirty (30) day period following the date of termination but in no event after expiration of the stated term thereof and, to the extent not exercised during such period, shall thereupon terminate, and (2) any portion of an option or stock appreciation right that is not exercisable on the date of termination shall thereupon terminate.

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          (b)  RESTRICTED STOCK, RESTRICTED STOCK UNITS AND OTHER-EQUITY BASED
AWARDS. Unless otherwise determined by the Committee, upon the termination of a recipient's employment or other service for any reason (including, without limitation, death or Disability) or no reason, any shares of restricted stock, restricted stock units or other equity-based awards (other than stock options and stock appreciation rights covered by Sections 9 or 10(a) hereof) which have not yet become fully vested shall be forfeited, and any certificate therefor or book entry with respect thereto or other evidence thereof shall be canceled.

11. FAIR MARKET VALUE. For purposes of the Plan, "Fair Market Value" as of a particular date shall mean the fair market value of a share of Common Stock as determined by the Committee in its sole discretion; provided that (a) if the shares of Common Stock are admitted to trading on a national securities exchange, fair market value of a share of Common Stock on any date shall be the closing sale price reported for such share on such exchange on the last date preceding such date on which a sale was reported, (b) if the shares of Common Stock are admitted to quotation on the National Association of Securities Dealers Automated Quotation ("Nasdaq") System or other comparable quotation system and have been designated as a National Market System ("NMS") security, fair market value of a share of Common Stock on any date shall be the closing sale price reported for such share on such system on the last date preceding such date on which a sale was reported, or (c) if the shares of Common Stock are admitted to quotation on the Nasdaq System but have not been designated as an NMS security, fair market value of a share of Common Stock on any date shall be the average of the highest bid and lowest asked prices of such share on such system on the last date preceding such date on which both bid and ask prices were reported.

12. NON-TRANSFERABILITY. No stock option or stock appreciation right granted under the Plan shall be transferable by the recipient other than upon the recipient's death to a beneficiary designated by the recipient in a manner acceptable to the Committee, or, if no designated beneficiary shall survive the recipient, pursuant to the recipient's will or by the laws of descent and distribution. All stock options and stock appreciation rights shall be exercisable during the recipient's lifetime only by the recipient (or, in the event of the recipient's incapacity, his or her guardian or legal representative). Shares of restricted stock and restricted stock units may not be transferred prior to the date on which shares are issued or, if later, the date on which such shares have vested and are free of any applicable restriction imposed hereunder. Except as otherwise specifically provided by law or the provisions hereof or the applicable award agreement or instrument, no award received under the Plan may be transferred in any manner, and any attempt to transfer any such award shall be void, and no such award shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such award, nor shall it be subject to attachment or legal process for or against such person. Notwithstanding the foregoing, the Committee may determine at the time of grant or thereafter that a stock option is transferable in whole or part to such persons, under such circumstances, and subject to such conditions as the Committee may prescribe.

13. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. Upon any increase, reduction, or change or exchange of the Common Stock for a different number or kind of shares or other securities, cash or property by reason of a reclassification, recapitalization, merger, consolidation, reorganization, stock dividend, stock split or reverse stock split, combination or exchange of shares or any other similar corporate action that affects the capitalization of the

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Company (a "Change in Capitalization"), an equitable substitution or adjustment may be made in (a) the aggregate number and/or kind of shares reserved for issuance (or reference purposes) under the Plan, (b) the number and/or kind of shares for which prospective option awards to Non Employee Directors pursuant to
Section 9 hereof are made, (c) the kind, number and/or exercise price of shares or other property subject to outstanding options granted under the Plan (including outstanding options granted pursuant to Section 9 hereof), and (d) the kind, number and/or purchase price of shares or other property subject to outstanding awards of restricted stock, restricted stock units, stock appreciation rights, dividend equivalents and other equity-based awards granted under the Plan, in each case as may be determined by the Committee, in its sole discretion. Such other equitable substitutions or adjustments shall be made as may be determined by the Committee, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Committee may provide, in its sole discretion, for the cancellation of any outstanding awards in exchange for payment in cash or other property of the Fair Market Value of the shares of Common Stock covered by such awards (whether or not otherwise vested or exercisable), reduced, in the case of options, by the exercise price thereof. In the event of any adjustment in the number of shares covered by any award pursuant to the provisions hereof, any fractional shares resulting from such adjustment shall be disregarded, and each such award shall cover only the number of full shares resulting from the adjustment. All adjustments under this Section 13 shall be made by the Committee, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

14. TAX WITHHOLDING. As a condition to the exercise of any award or the delivery of any shares of Common Stock pursuant to any award or the lapse of restrictions on any award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company Group relating to an award, (a) the Company Group may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to a grantee whether or not pursuant to the Plan or (b) the Company Group shall be entitled to require that the grantee remit cash to the Company Group (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation. If the event giving rise to the withholding obligation involves a transfer of shares of Common Stock, then, at the discretion of the Committee, the grantee may satisfy the withholding obligation described under this Section 14 by electing to have the Company withhold shares of Common Stock (which withholding shall be at a rate not in excess of the statutory minimum rate) or by tendering previously owned shares of Common Stock, in each case having a Fair Market Value equal to the amount of tax to be withheld (or by any other mechanism as may be required or appropriate to conform with local tax and other rules).

15. AMENDMENT AND TERMINATION. The Board may amend or terminate the Plan, provided, however, that no such action may affect adversely the rights of the holder of any outstanding award without the consent of the holder. Except as otherwise provided in Section 13 hereof, any amendment which would increase the number of shares of Common Stock that may be issued (or used for reference purposes) under the Plan or modify the class of employees eligible to receive awards under the Plan shall be subject to the approval of the Company's stockholders to the extent such approval is necessary or desirable to comply with applicable law or listing requirements. The Committee may amend the terms of any agreement or certificate made or issued hereunder at any time and from time to time, provided, however, that no

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amendment which would affect adversely the rights of the holder of any outstanding award may be made without the consent of such holder.

16.       GENERAL PROVISIONS.

     (a) COMPLIANCE WITH LAW. Shares of Common Stock shall not be issued hereunder unless the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act and the requirements of any stock exchange or market upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     (b) INVESTMENT REPRESENTATION. The Committee may require each person acquiring shares of Common Stock to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

     (c) TRANSFER ORDERS; PLACEMENT OF LEGENDS. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or market upon which the Common Stock may then be listed, and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

     (d) LOCK-UP. Unless the Committee expressly provides otherwise, in connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, for such period as the Company or its underwriters may request and subject to such other provisions as the Committee may deem necessary or desirable, the recipient of an award shall not, directly or indirectly, sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any shares of Common Stock acquired under the Plan without the prior written consent of the Company or its underwriters.

     (e) NO EMPLOYMENT OR OTHER SERVICE RIGHTS. Nothing contained in the Plan or in any award agreement shall confer upon any recipient of an award any right with respect to the continuation of his or her employment or other service with the Company or its subsidiaries or affiliates, or interfere in any way with the right of the Company or any subsidiary or affiliate at any time to terminate such employment or other service or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient's employment or other service with the Company and its subsidiaries and affiliates.

     (f) DECISIONS AND DETERMINATIONS FINAL. All decisions and determinations made by the Board pursuant to the provisions hereof and, except to the extent rights or powers

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under the Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee, shall be final, binding and conclusive on all persons.

17. GOVERNING LAW. All rights and obligations under the Plan and each award agreement or instrument shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflict of laws.

18. TERM OF THE PLAN. The Plan shall become effective upon its adoption by the Board, subject to approval by the stockholders of the Company within twelve
(12) months of the date of such adoption. Unless sooner terminated by the Board, the Plan shall terminate on the tenth anniversary of the date of its adoption by the Board. The rights of any person with respect to an award made under the Plan that is outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination of the Plan and shall continue in accordance with the terms of the award (as then in effect or thereafter amended) and the Plan (as then in effect or thereafter amended).

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